As filed with the Securities and Exchange Commission on February 20, 2008.

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ALDABRA 2 ACQUISITION CORP.

(to be renamed Boise Inc.)

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-8356960

(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

c/o Terrapin Partners LLC 540 Madison Avenue, 17th Floor New York, New York	10022

(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-141398

(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered

Common Stock, $.0001 par value	New York Stock Exchange

Common Stock Purchase Warrants	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

NONE

(Title of Class)

TABLE OF CONTENTS

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the common stock and common stock purchase warrants of Aldabra 2 Acquisition Corp. (the “Company”). The Company will be renamed Boise Inc. upon its listing on the New York Stock Exchange. The description of the common stock and common stock purchase warrants contained under the heading “Description of Securities” in the registration statement on Form S-1 to which this Form 8-A relates (File No. 333-141398) (the “Registration Statement”) is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Index to Exhibits.

3.1*	Amended and Restated Certificate of Incorporation
3.2**	By-Laws
4.1	Specimen Common Stock Certificate
4.2	Specimen Warrant Certificate
4.4**	Form of Warrant Agreement between Continental Stock Transfer and Trust Company and the Registrant

*	Incorporated by reference from the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on June 19, 2007.

**	Incorporated by reference from the Company’s Registration Statement on Form S-1, as amended, which was initially filed with the Securities and Exchange Commission on March 19, 2007.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ALDABRA 2 ACQUISITION CORP.

Date: February 20, 2008	By:	/s/ Jason Weiss
Jason Weiss
Chief Executive Officer

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